EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Nocopi Technologies, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nocopi Technologies, Inc. (the “Company”) to be filed on August 1, 2024 of our report dated March 25, 2024, relating to the financial statements of as of December 31, 2023 and for the years ended December 31, 2023 and 2022, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2024.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

Date: August 1, 2024